Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated September 5, 2017 relating to the consolidated financial statements of TORM plc and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Copenhagen, November 15, 2017

Deloitte
Statsautoriseret Revisionspartnerselskab
CVR no. 33963556

/s/ Sumit Sudan
State Authorised
Public Accountant